UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2011

Flagstone Reinsurance Holdings, S.A.
(Exact name of registrant as specified in its charter)

Luxembourg	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37, Val St. André
L-1128 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  +352 273 515 30

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 8, 2011, Flagstone Reinsurance Holdings, S.A. (the “Company”) announced that, effective September 1, 2011, (i) Gary Prestia, currently Chief Underwriting Officer - North America of Flagstone Reassurance Suisse SA (“Flagstone Bermuda”), has been appointed Chief Executive Officer of Flagstone Representatives (US) Inc. (“Flagstone US”) and Chairman of Mosaic Underwriting Services Inc. (and will step down from his current position), (ii) Guy Swayne, currently Chief Underwriting Officer - International of Flagstone Bermuda and Chairman of Flagstone Syndicate Management Limited, has been appointed Executive Vice President of Flagstone Bermuda and (iii) David Flitman, currently Chief Actuary of Flagstone Bermuda, will assume the newly created role of Executive Director of Global Property Underwriting.  Mr. Swayne’s and Mr. Flitman’s new positions will be in addition to their existing responsibilities.

In connection with each executive’s new position, (i) on August 25, 2011, Flagstone US entered into a new employment agreement with Mr. Prestia, (ii) on the same date, Flagstone Bermuda entered into a new employment agreement with Mr. Swayne, and (iii) on August 26, 2011, Flagstone Bermuda entered into a new employment agreement with Mr. Flitman.  Each executive’s new agreement takes effect as of September 1, 2011 and supersedes any prior employment agreement between the executive and the Company or any of its affiliates.

Gary Prestia’s Compensation and Benefits.  Pursuant to his new agreement, Mr. Prestia will receive an annual base salary of $580,000.  Commencing in March 2012, Mr. Prestia will be eligible to receive an annual bonus with a maximum target of 90% of his base salary, based in part on individual performance and in part on the annual performance of Flagstone US.  Such bonus is discretionary, and payable only if Mr. Prestia is employed on the annual payment date during March of each year.  Flagstone US cannot terminate Mr. Prestia’s new agreement prior to September 1, 2013 (such period, the “Guaranteed Term”).  During the two-year Guaranteed Term, Mr. Prestia is entitled to receive minimum compensation (including annual base salary, bonus and the value of stock that vests) in the amount of (i) $1 million per year and (ii) $2.5 million in the aggregate over the two-year period (the “Minimum Compensation Guarantee”).

Mr. Prestia will be eligible to participate in various employee benefit plans provided by Flagstone US, including (i) life insurance, disability and health and medical plans on a cost shared basis and (ii) Flagstone US’s 401(k) plan, in connection with which Mr. Prestia will receive a Company match of up to 5% of his base salary (in accordance with the plan).  In addition, Mr. Prestia remains eligible to receive grants of performance share units under the Company’s Performance Share Unit (“PSU”) Plan, is entitled to 25 days of vacation per annum and will have access to Company aircraft for personal purposes subject to his reimbursing the Company for any marginal operating costs.

Guy Swayne’s Compensation and Benefits.  Pursuant to his new agreement, Mr. Swayne is entitled to the same payments and benefits as Mr. Prestia and on the same terms, except that (i) he does not have a Guaranteed Term and is not entitled to the Minimum Compensation Guarantee, (ii) his bonus will be paid during the first quarter of each year (as opposed to March, and as long as Mr. Swayne is then employed by Flagstone Bermuda) and (iii) he is not entitled to participate in the Company’s PSU Plan or the same employee benefit plans as Mr. Prestia.  Instead, Mr. Swayne is entitled to participate in (a) a contributory pension scheme administered by the Bermuda government with respect to which the contributions will be split evenly between Mr. Swayne and Flagstone Bermuda, (b) a medical insurance scheme approved by the government of Bermuda, the cost of which will be split evenly between Mr. Swayne and Flagstone Bermuda and (c) a pension scheme (a “Pension”) in accordance with Bermuda statute.  In addition, Mr. Swayne is also entitled to receive a mortgage subsidy that will lower the interest rate of the mortgage on his Bermuda residence to three percent per annum (but in no event will such subsidy amount to greater than five times Mr. Swayne’s base salary).

David Flitman’s Compensation and Benefits.  Pursuant to his new agreement, Mr. Flitman is entitled to the same payments and benefits as Mr. Swayne and on the same terms, except that (i) instead of a mortgage subsidy, he is entitled to a housing subsidy of $120,000 per annum, to be paid by Flagstone Bermuda in arrears in 12 equal monthly installments and (ii) he is not entitled to participate in a Pension.

Executive Severance Benefits.  In order for the subsidiary of the Company party to the applicable executive’s new agreement to terminate such executive’s employment without “Cause” (as defined below), it must either (i) give the executive six months’ notice (during which the executive will continue to receive his base salary) or (ii) pay the executive six months’ salary in lieu of such notice.  In addition, in the event the applicable executive is terminated without Cause, subject to and following the executive’s compliance (in the reasonable judgment of the subsidiary) with the non-solicitation and no-hire covenants provided in his new agreement, the executive will be entitled to receive a further lump-sum payment equal to the sum of (a) the amount of base salary, as in effect on the date of his new agreement, that such executive would have received had he remained employed from the date of delivery of such notice through the six-month anniversary thereof (whether or not he remains so employed), plus (b) the average of the three most recent annual bonuses actually received by the executive (or, if less than three, such lesser number). In the case of Mr. Prestia, the severance benefits described in this paragraph shall not be duplicative of the Minimum Compensation Guarantee.

For purposes of the new agreements, “Cause” means, with respect to an executive, (i) material breach of any contract with the applicable subsidiary, (ii) willful and continued failure or refusal to perform any duties reasonably required by the applicable subsidiary after notification and failure to correct such behavior within 20 days of such notification, (iii) commission of a criminal offence or other offence of moral turpitude, (iv) perpetration of a dishonest act or common law fraud against the applicable subsidiary or a client thereof or (v) willfully engaging in misconduct which is materially injurious to the applicable subsidiary, including without limitation, the disclosure of any trade secrets, financial models or computer software to persons outside the applicable subsidiary without the consent of the applicable subsidiary.

Certain Restrictive Covenants.  The executives are also subject to (i) certain confidentiality and intellectual property covenants and (ii) non-solicitation and no-hire restrictions during the 545 days following the delivery of a notice of termination (or a termination for Cause) by the applicable subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS, S.A.

	By:	/s/ William F. Fawcett
Name: William F. Fawcett
Title: General Counsel
Date: August 31, 2011